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                              HOST FUNDING, INC.

                           EMPLOYMENT AGREEMENT WITH

                                 BONA K. ALLEN


     This Employment Agreement is made as of January 1, 1997 between Host Funding, Inc., a Maryland corporation ("Employer"), and Bona K. Allen ("Employee").

                                   RECITALS

     A. Whereas, Employee has acquired outstanding and special skills and abilities and an extensive background in and knowledge of Employer's business and the industry in which it is engaged;

     B. Whereas, Employer desires assurance of the association and services of Employee in order to retain his experience, skills, abilities, background and knowledge, and is therefore desirous of engaging his services on the terms and conditions set forth below; and

     C. Whereas, Employee desires to be in the employ of Employer and is willing to do so on these terms and conditions.

     NOW, THEREFORE, in consideration of the above recitals and of the mutual promises and conditions in this Employment Agreement ("Agreement"), it is agreed as follows:

     1.   EMPLOYMENT. Employer shall employ Employee as Chief Financial Officer.

     2. DUTIES. Employee shall exercise his duties with full executive and administrative responsibility for the areas assigned by Employer and identified in Exhibit "A attached hereto and incorporated herein by reference. Employee shall report to the Chief Financial Officer..

     3. FULL-TIME ATTENTION. During his employment, Employee shall devote his full energies, interest, abilities and productive time to the performance of this Agreement. Without Employer's prior written consent, Employee shall not render to others services of any kind of nature for compensation or engage in any other business activity that would interfere with the performance of his duties under this Agreement.

     4. EMPLOYMENT TERM. Employee agrees to be employed for a term of three (3) years beginning February 17, 1997 and for renewal periods after unless he resigns or is terminated pursuant to the provisions of this Agreement. This Agreement shall renew for periods of one year upon each anniversary date of February 17 ("Anniversary Date") unless terminated for

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any reason by written notice from either party given to the other at least one hundred and twenty (120) days prior to the next Anniversary Date or unless otherwise terminated pursuant to the terms of this Agreement.

     5. BASIC COMPENSATION. Employer shall pay to Employee a basic compensation ("Salary") of Seventy-Five Thousand Dollars ($75,000) per year payable in equal semi-monthly installments. Employee will be eligible for Salary increases in accordance with Employer's standard compensation policy for positions of similar responsibility and as set forth in Exhibit "B" attached hereto and incorporated herein by reference. In the event of termination of Employee prior to completion of the term of employment specified herein, or any renewal period, Employee shall be entitled to the Salary earned by him prior to the effective date of termination, computed on a pro-rata basis up to and including that termination date.

     6. PERFORMANCE BONUS. Employee shall be entitled to participate in the Performance Bonus so indicated on Exhibit "B". The Performance Bonus will be calculated based on the financial results achieved by Employer during any fiscal year and will be paid to Employee on or before five (5) days after the filing of Employer's 10-K with respect to such fiscal year. In addition, Employee shall, subject to the discretion of the Compensation Committee of the Board of Directors, participate in the Incentive Programs, Stock Option Programs, etc. that may be established from time to time.

     7. FRINGE BENEFITS. During the employment term, Employee is entitled to receive the standard health and life insurance benefits provided from time to time to its executive employees by Employer. Employee shall be entitled to receive three (3) weeks of vacation per calendar year. If health insurance is not provided, then Employee shall be paid an additional $200 per month. Employee may carry over a maximum of one (1) week of accrued but unused vacation time from one year to the next. Any vacation time in excess of one (1) week not taken during the calendar year in which it accrued shall be forfeited at the end of the calendar year, unless the period in which to utilize the vacation is extended in writing by the Employer.

     8. EXPENSES. During the employment term, Employer shall reimburse Employee for reasonable out of pocket expenses incurred in connection with Employer's business, including travel expenses and food and lodging while on travel status. Reimbursement shall be subject to the prior approval of Employer and to such other policies as Employer may establish from time to time. In addition, Employer shall bear all reasonable and necessary expenses in the relocation of Employee to Dallas, Texas and if terminated prior to the third anniversary, Employer will bear all expenses necessary to relocate Employee to Atlanta, Georgia. In addition, Employer will provide twelve trips per year to Atlanta, Georgia for the first two years based on a 21 day advance purchase on Delta or American.

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     9.   TERMINATION.

          (a) Employer may terminate this Agreement upon thirty (30) days notice to Employee if the affairs of Employer, are being wound up and terminated. In the event Employer terminates this Agreement pursuant to this paragraph 9(a), Employee shall be entitled to nine months Severance Pay.

          (b) Employer may terminate this Agreement for cause at any time without notice if Employee (i) commits and fraud, crime, or material act of dishonesty, (ii) disclosed confidential information, (iii) is guilty of gross carelessness or misconduct, (iv) commits a material violation of any of the provisions of this Agreement or any other agreement between the Employee and Employer, (v) loses any license or violates the terms of any license required to be held by him under the terms of this Agreement, (vi) violates any laws in performing his assigned duties, (vii) unjustifiably neglects or fails to perform his duties under this Agreement, including failure to meet performance goals, or (viii) acts in any way that has a direct, substantial, and adverse effect on Employer's reputation or business.

          (c) If Employee dies during the initial term or an annual renewal term of this Agreement, this Agreement shall be terminated immediately upon the death of Employee. Employee's estate shall receive any Compensation, as provided in paragraphs 5 and 6, above, then accrued and due to Employee, and a one-time payment of Ten Thousand Dollars ($10,000.00).

          (d) If Employee is disabled and has been disabled for a period of one hundred and eighty (180) days, or if Employee is unable to perform his duties under this Agreement in his normal and regular manner due to mental or physical illness for eighty percent (80%) or more of the normal working days during the one hundred and eighty (180) days then ending, then this Agreement shall be terminated, and Employer shall have no further obligation to maintain Employee in its employ or to make payments to Employee of any kind whatsoever. For the purposes of this paragraph, "disabled" or "disability" means that Employee has been unable to perform his duties assigned to him by the Employer as a result of physical or mental illness. If and to the extent that Employee received payments in respect of disability insurance provided by Employer during the period in which Employer is obligated to make payments to Employee, Employer shall be relieved of the obligation to make such payments to the extent of the amounts as received by Employee, but, except as so qualified, Employer's obligations to make such payments to Employee shall continue in full. This benefit for Employee is the exclusive benefit from Employer during such 180 days by reason of such disability.

          (e) In the event of termination, upon payment of the accrued amounts of Compensation to Employee or to his estate, Employer and Employee shall have no rights or responsibilities to the other, and in particular Employee shall have no further right or claim to above, at time of termination except as provided in paragraph 8(c), above, where prorated from the start of the 180 days.

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     10.  REASSIGNMENT OF DUTIES.  If Employee gives notice of termination of this Agreement or if this Agreement would otherwise terminate in accordance with its provisions, Employer, in its sole discretion and subject to its other obligations under this Agreement, may relieve Employee of his duties, under this Agreement and may assign to Employee other reasonable duties and responsibilities to be performed until the termination becomes effective.

     11. ASSIGNMENT. In the event of a change of control of Employer, merger in which Employer is not the surviving entity, or of a sale of all or substantially all of Employer's assets, Employer, at its sole option (i) may assign this Agreement and all rights and obligations under it to any business entity that succeeds to all or substantially all of the Employer's business through that merger or sale of assets, or (ii) on at least sixty (60) days' prior written notice to Employee, may terminate this Agreement effective on the date of the change of control, merger or sale of assets. If any successor Employer assumes this Agreement, either expressly or by operation of law, but subsequently terminates Employee without cause within twenty-four (24) months after the date of such assumption (the "Assumption Date"), then Employee will be entitled to severance compensation in an amount equal to the product of (a) the Base Salary then in effect under this Agreement, multiplied by (b) the difference between twenty-four (24) months less the number of months after the Assumption Date during which Employee remained employed. As used herein, "change of control" means a change in the beneficial ownership of 15% or more of the shares in Employer, except for any such change resulting from the public or private placement of additional shares of stock in Employer.

     12. ADHERENCE TO EMPLOYER'S RULES. At all times, during the performance of this Agreement, Employee shall strictly adhere to and obey all of Employer's reasonable rules, regulations, policies and procedures of general application and governing the conduct of Employee now in effect, or as subsequently determined.

     13. WORKER'S COMPENSATION. Employer shall maintain Worker's Compensation Insurance as required under the laws of the State of Texas in full force and effect to cover Employee during the entire term of employment under this Agreement.

     14. OWNERSHIP OF INTANGIBLES. All processes, inventions, patents, copyrights, trademarks, and other intangible rights that may be conceived or developed by Employee, either alone or with others, during the term of Employee's employment, whether or not conceived or developed during Employee's working hours, and with respect to which the equipment, supplies, facilities, or trade secret information or Employer was used, or that relate at the time of conception or reduction to practice of the invention to the business of the Employer or to Employer's actual or demonstrably anticipated research and development, or that result from any work performed by Employee for Employer, shall be the sole property of Employer. Employee shall disclose to Employer all inventions conceived during the term of employment and for one year thereafter, whether or not the property of Employer under the terms of the preceding sentence, provided that such disclosure shall be received by Employer in confidence. Employee

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shall execute all documents, including, but not limited to patent applications and assignments, required by Employer to establish Employer's rights under this paragraph.

     15. OWNERSHIP OF BOOKS, RECORDS AND PAPERS. All records of the accounts of customers, any records and books relating in any manner whatsoever to the customers of Employer, and any and all drawings or plans, whether prepared by Employee or otherwise coming into Employee's possession, shall be the exclusive property of Employer regardless of whoever actually purchased the actual books or records.

          (a) All such books and records shall be immediately returned to Employer by Employee upon termination of employment.

          (b) On the termination of employment or whenever requested by Employer, Employee shall immediately delivery to Employer all property in his possession or under his control belonging to Employer, in good condition, ordinary wear and tear and damage by any cause beyond the reasonable control of Employee excepted.

     16. DISCLOSURE OF CONFIDENTIAL INFORMATION AND TRADE SECRETS PROHIBITED. In the course of his employment, Employee may have access to and become acquainted with confidential information and trade secrets, consisting of formulas, devices, secret inventions, processes, and compilations of information, records, and specifications, all of which are owned by Employer and regularly used in the operations of the Employer's business. All files, records, documents, drawings, specifications, equipment and similar items relating to the business of the Employer, whether they are prepared by the Employee, or come into Employer's possession, in any way, and whether or not they contain or constitute trade secrets owned by Employer, are and shall remain the exclusive property of Employer, and shall not be removed from the premises of Employer under any circumstances whatsoever without the prior written consent of Employer. Employee promises and agrees that he shall not misuse, misappropriate or disclose any of the trade secrets, exclusive property or confidential information described herein, directly or indirectly, or use them time thereafter, except as required in the course of his employment.

     17. INJUNCTION AND EQUITABLE RELIEF. Employee acknowledges the services to be performed by him under the terms of this contract are of a special, unique, unusual, extraordinary and intellectual character which gives them a particular value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law. Accordingly, Employee expressly agrees that Employer, in addition to any other rights or remedies which Employer may possess, shall be entitled to injunctive and other equitable relief in order to prevent a breach of this contract by Employee.

     18. ATTORNEY'S FEES AND COSTS. If any action at law or in equity is necessary to enforce or to interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs, and necessary disbursements in addition to any other relief to which he may be entitled. This provision shall be applicable to the entire Agreement.

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     19.  ENTIRE AGREEMENT.  This Agreement, consisting of nine (9) pages and two (2) exhibits, contains the entire agreement between the parties and supersedes all prior and concurrent oral and written agreements, understandings, commitments and practices between the parties, including all prior employment agreements, whether or not fully performed by Employee or Employer before the date of this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement (including the _____ exhibits) shall be valid or binding. Any modification of this Agreement will be effective and binding only if it is in writing and signed by the party to be charged.

     20. GOVERNING LAW. The formation, construction and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

     21. NOTICE. Any notice to Employer required or permitted under this Agreement shall be given in writing to Employer, either by personal service or by registered or certified mail, postage prepaid, addressed to Employer,
Attention: Michael S. McNulty, Host Funding, Inc., 6116 North Central Expressway, Suite 1313, Dallas, Texas 75206. Notice to Employee shall be given in a like manner and, if mailed, shall be addressed to Employee at his home address then shown in Employer's files. Notices delivered in person shall be deemed communicated as of actual receipt. Mailed notices shall be deemed communicated five days after mailing.

     22. SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable, the remainder of this Agreement shall nevertheless remain in full force and effect. If any provision is held invalid or unenforceable with respect to a particular circumstance, it shall nevertheless remain in full force and effect in all other circumstances.

     23. NO PARTNERSHIP. The Parties specifically recognize and agree that the relationship established hereby is that of employer-employee. Without limitation to the foregoing, in no manner have the Parties intended to establish nor do they establish any rights of Employee as a partner of, joint venturer with, or other relationship to the Employer.

"EMPLOYER"                                    "EMPLOYEE"
Host Funding, Inc., a Maryland corporation


By:_______________________________      ___________________________

Title:____________________________

Date:_____________________________      Date:_____________________________


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                                  EXHIBIT "A"
                             CHIEF OPERATING OFFICER
                           DUTIES AND RESPONSIBILITIES


*    The Chief Financial Officer shall report to the Chief Executive Officer

*    Duties

     * To prepare or cause to be prepared and timely file all corporate quarterly, special and annual filings with the Securities and Exchange Commission;

     * To prepare or cause to be prepared and timely file all federal, state and local tax returns, franchise returns, return on ad valorem assessment;

     * To receive, review and summarize all lessee monthly reports and disseminate to Board and CEO;

     * To develop or cause to be developed model(s) to perform acquisitions in order to prepare lease parameters, effect of acquisitions on existing properties;

     * To prepare financial packages as required by the Board of Directors and Management;

     *    To assist in preparation of FORM S-2, loan requests, etc.;

     *    To participate in "road shows" as necessary;

     * To maintain corporate general ledgers and assist auditors in preparation of financial statement;

     *    To develop and implement an investor valuations program; and

     * Meet with Lessee Chief Financial Officer to review annual operating and corporate budgets.

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                                   EXHIBIT "B"

                                HOST FUNDING, INC.

                               COMPENSATION PACKAGE


Position:      Chief Financial Officer

Base Salary:   $75,000 to be adjusted as follows:
               Assets Greater than $150,000,000 then Base Salary increased to
               $112,500
               Assets Greater than $250,000,000 then Base Salary increased to
               $150,000

Term:          Not greater than three years

Bonus:         Up to 50% of salary with a minimum bonus in the first year of 15%

     Bonus to be a weighted factor of the following:

               Increase
               --------
     FFO Increase        5%   =    2  Points
     FFO Increase        10%  =    7  Points
     Cash Available      5%   =    5  Points
     Cash Available      7%   =    7  Points          SUBJECT TO BOARD
     Cash Available      10%  =    10 Points          AND UNDERWRITER
     Dividend            5%   =    2  Points          APPROVAL OF THE
     Dividend            10%  =    5  Points          FORMULA
     Dividend           )10%  =    10 Points
     Stock Price         5%   =    10 Points
     Stock Price        )10%  =    10 Points
     Board Discretion         =    20 Points
     Maximum Points           =    50 Points

          Bonus               =    Base Salary x (points earned/maximum points)
          Bonus               =    Bonus as discretion of Board but based on
                                   quantative measurement

Vacation:             3 Weeks plus six legal holidays

Insurance:            Employer shall either purchase policy or reimburse
                      Employee up to $200.00 per month

Severance:            Without cause: 9 Months
                      Change of Control: 24 Months unless retained at comparable level

                              Exhibit B - Page 2